UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 001-34018

300, 625 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2013, Wells Fargo Bank, NA, informed Solana Resources Ltd (“Solana”), a wholly-owned subsidiary of Gran Tierra Energy Inc., that the borrowing base amount under credit agreement between Solana, Wells Fargo Bank, NA and the other lenders thereto, has been increased to $100,000,000, which increase will continue until the next scheduled borrowing base redetermination.  Prior to this increase, the borrowing base amount was 50,000,000.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Cash Compensation

Cash Bonuses

On February 13, 2013, the Board of Directors of Gran Tierra Energy Inc. (the “Company” or “Gran Tierra Energy”), upon the recommendation of the Compensation Committee, approved the following cash bonuses for the following Named Executive Officers of the Company with respect to performance for fiscal year 2012:

Name	2012 Bonus

Dana Coffield President and Chief Executive Officer	CDN$350,000*	($351,794 USD)

Shane O’Leary Chief Operating Officer	CDN$260,000*	($261,333 USD)

James Rozon Chief Financial Officer	CDN$210,000*	($211,076 USD)

Júlio César Moreira President, Gran Tierra Energy Brazil	R$255,503**	($125,032 USD)

Duncan Nightingale President, Gran Tierra Energy Colombia	CDN$200,000*	($201,025 USD)

*Denotes amount in Canadian dollars. Amount in parentheses denotes U.S. dollars at an exchange rate of CAD$1.0051 as at December 31, 2012.

**Denotes amount in Brazilian reals. Amount in parentheses denotes U.S. dollars at an exchange rate of R$0.48936 as at December 31, 2012.

Fiscal Year 2013 Compensation Arrangements

On February 13, 2013, the Board of Directors of the Company approved, upon the recommendation of the Compensation Committee, the following 2013 base salaries and target bonuses for the following Named Executive Officers of the Company, effective as of January 1, 2013:

Name	Base Salary	Target Bonus(1)

Dana Coffield President and Chief Executive Officer	CDN$425,000* ($427,179 USD)	100%

Shane O’Leary Chief Operating Officer	CDN$360,000* ($361,845 USD)	80%

James Rozon Chief Financial Officer	CDN$325,000* ($326,666 USD)	80%

Júlio César Moreira President, Gran Tierra Energy Brazil	R$572,021** ($279,922USD)	60%

Duncan Nightingale President, Gran Tierra Energy Columbia	CDN$320,000* ($321,640 USD)	60%

On February 13, 2013, the Board also approved increasing the amount of reimbursement that Mr. Julio Cesar Moreira, President of Gran Tierra Energy Brazil, is entitled to receive under his employment agreement as reimbursement for his golf club membership to an annual maximum of R$17,000 (approximately USD$ $8,319) from R$13,200, the current annual maximum amount of reimbursement under his employment agreement.

,

*Denotes amount in Canadian dollars. Amount in parentheses denotes U.S. dollars at an exchange rate of CAD$1.0051 as at December 31, 2012.

**Denotes amount in Brazilian reals. Amount in parentheses denotes U.S. dollars at an exchange rate of R$.48936 as at December 31, 2012.

(1) Target bonus amounts are expressed as a percentage of the corresponding 2013 base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2013	GRAN TIERRA ENERGY INC.

	By:	/s/ Dana Coffield
Dana Coffiel
President and Chief Executive Officer